Exhibit 10.8

AMENDED & RESTATED

TRADEWEB MARKETS INC.

2018 SHARE OPTION PLAN

1.                                      Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and consultants of outstanding ability and to motivate such key employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Options. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. This Plan was previously sponsored by the Company’s subsidiary, Tradeweb Markets LLC, and sponsorship of the prior plan, as well as all awards thereunder, were assumed by the Company in connection with its initial public offering.

2.                                      Definitions

The following capitalized terms used in the Plan or in an Option Agreement have the respective meanings set forth in this Section:

(a)                                 Affiliate: With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

(b)                                 Available Number: The term “Available Number” shall have the meaning set forth in Section 3 of the Plan.

(c)                                  Board: The Company’s Board of Directors, or, to the extent the Board of Directors delegates its authority hereunder to its Compensation Committee, the Compensation Committee.

(d)                                 Cause: With respect to a Participant’s termination of Employment, (a) if the Participant is at the time of termination a party to an employment or retention agreement that defines such term, the meaning given therein, and (b) in all other cases, any of the following that remains uncured (if curable) for ten days after the Participant’s receipt of written notice thereof from the Company: (i) the Participant’s gross negligence or willful misconduct, or willful failure to substantially perform the Participant’s duties (other than due to physical or mental illness or incapacity), (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, or confession to, (x) a misdemeanor involving moral turpitude that has, or could reasonably be expected to have, a material adverse impact on the performance of the Participant’s duties or result in material injury to the reputation or business of the Company or any of its subsidiaries, or (y) a felony (or the equivalent of a misdemeanor or felony in a jurisdiction other than the United States), (iii) the Participant’s willful breach of a material provision of any other agreement with the Company or any of its subsidiaries or Affiliates, (iv) the Participant’s willful violation of any written policies of the Company or any of its subsidiaries or Affiliates that the Board determines in good faith is materially detrimental to the best interests of the Company or any of its subsidiaries or Affiliates, (v) the Participant’s fraud or misappropriation, embezzlement, or material misuse of funds or property belonging to the Company or any of its subsidiaries or Affiliates, or (vi) the Participant’s use of alcohol or drugs that has an adverse impact on the performance of the Participant’s duties, which notice sets forth in reasonable detail the specific conduct of the Participant alleged to constitute any of the foregoing and is provided not later than the 90th day following the later of its occurrence or the Board’s knowledge thereof.

(e)                                  CEO: The Company’s Chief Executive Officer.

(f)                                   Change of Control: The term “Change of Control” shall mean the occurrence of any of the following:

(i)                                     An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person following the Effective Date, immediately after which such Person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2(f), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(ii)                                  The individuals who, as of the Effective Date are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(iii)                               The consummation of:

a.              A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

(A)                               the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)                               the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)                               no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

b.              A complete liquidation or dissolution of the Company; or

c.               The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur. For the avoidance of doubt, a direct or indirect change of control or other sale or disposition of securities of an entity that is a shareholder of the Company shall not constitute a Change of Control.

(g)                                  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)                                 Company: Tradeweb Markets Inc., a Delaware corporation, and any successor thereto by merger, consolidation or otherwise.

(i)                                     Company Group: Collectively, the Company and its subsidiaries and its or their respective successors and assigns.

(j)                                    Disability: (i) If the Participant is at the time of termination of Employment a party to an employment or retention agreement that defines such term, the meaning given therein, and (ii) in all other cases, the Participant is unable to perform his duties to the Company as a result of a physical or mental illness or incapacity for a continuous period of at least 180 days.

(k)                                 Effective Date: August 6, 2018.

(l)                                     Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company Group, (ii) a Participant’s services as a consultant if the Participant is a consultant to the Company Group or (iii) a Participant’s services as a director if the Participant is a director of the Company or its subsidiaries or Affiliates.

(m)                             Fair Market Value: The closing price at the close of the primary trading session of the Shares on the trading day immediately preceding the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Board deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price.

(n)                                 Good Leaver: A Participant whose Employment has been terminated other than by the Company for Cause or by the Participant without Good Reason.

(o)                                 Good Reason: (i) if the Participant is at the time of termination a party to an employment or retention agreement that defines such term, the meaning given therein, and (ii) in all other cases: (x) a material reduction in the Participant’s base salary or target bonus opportunity (as a percentage of base salary); or (y) a material diminution in the Participant’s authority and responsibilities measured in the aggregate; provided that any event described herein shall not constitute Good Reason unless the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which otherwise would constitute Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Board written notice thereof prior to such date.

(p)                                 IPO: means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.

(q)                                 Option: An option granted pursuant to Section 6 of the Plan to acquire Shares.

(r)                                    Option Agreement: With respect to an Option, the written document that sets forth the terms of that particular Option.

(s)                                   Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(t)                                    Participant: An employee, director or consultant who is selected to participate in the Plan pursuant to Section 4.

(u)                                 Permitted Transfer: An assignment or transfer of an Option to a Participant’s spouse or descendants (whether natural or by adoption) or any trust, limited partnership or other entity solely for the benefit of the Participant and/or the Participant’s spouse and/or descendants; provided, that such assignment shall constitute a Permitted Transfer only if the transferee executes an Option Agreement.

(v)                                 Person: Any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivisions thereof.

(w)                               Plan: This Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan.

(x)                                 Retirement: A Participant’s voluntary resignation upon six months’ notice to the Company for any reason after attaining a combination of (i) age 55 with at least 10 years of service or (ii) age 65 with at least 5 years of service.

(y)                                 Shares: Class A common stock of the Company, and any other security for which such stock is exchanged or into which such stock may be converted or exchanged.

3.                                      Shares Subject to the Plan

The total number of Shares with respect to which Options may be granted under the Plan from time to time is 19,323,672, (the “Plan Cap”) less all Shares made subject to Options under the Plan (regardless of whether such Options have been exercised or expired), other than Shares subject to any Options that were forfeited prior to an IPO of the Company (the “Available Number”). If at any time the Plan Cap exceeds 8% of the fully diluted equity of the Company (which shall exclude for this purpose, any performance based restricted share units issued by the Company prior to the Effective Date), the Plan Cap will be reduced by such excess.

4.                                      Administration

Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the employees, directors and consultants of the Company Group to whom Options may be granted and the number of Shares subject to each Option (as well as the time or times at which Options may be granted). Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the exercise price of an Option, the time or times at which an Option will become vested and any other conditions of an Option; provided that the Board shall have the authority to make grants in accordance with the form of grant agreement approved by the Board. Except as provided herein, the Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board made in good faith in the interpretation and administration of the Plan, except as otherwise provided herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, without limitation, Participants and their beneficiaries or successors). The Board shall have the full power and authority to establish the terms and conditions of any Option consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Board shall require Participants to make arrangements which are satisfactory to it to pay any amounts it may determine are required to be withheld for federal, state, local or other taxes in connection with the exercise of an Option.

5.                                      Limitations

No Option may be granted under the Plan after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.

6.                                      Terms and Conditions of Options

Options granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Board shall determine and set forth in the applicable Option Agreement:

(a)                                 Option Price. The Option Price shall be determined by the Board, provided, that the Option Price may not be less than the Fair Market Value of a Share on the date the Option is granted.

(b)                                 Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be set forth in the Option Agreement, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)                                  Exercise of Options. Except as otherwise provided in the Plan or in an Option Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be as set forth in the Option Agreement or, if no such date is set forth, the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. The Option Price for the Shares as to which an Option is exercised and any applicable taxes shall be paid to the Company in full at the time of exercise at the election of the Participant, in cash or by check or wire transfer, or by such other means as are permitted by the Board. Participants shall have no rights to distributions or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full for such Shares, has satisfied any applicable withholding requirements and, if applicable, has satisfied any other conditions pursuant to the Plan or the applicable Option Agreement. Notwithstanding anything in this Plan or an Option Agreement to the contrary, upon the exercise of an Option, the Board may elect to require the Participant to satisfy the Option Price and/or the withholding and employment taxes payable in respect of the Shares as to which an Option is exercised by a reduction in the number of Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price and/or the minimum withholding and employment taxes payable in respect of the Shares as to which such Option is exercised.

7.                                      Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

(a)                                 Generally. In the event of any extraordinary cash or share distribution, or share split, reverse split, reorganization, reclassification, recapitalization, repurchase, issuance of warrants, rights or debentures, merger, consolidation, spin-off, split-up, combination or exchange of shares or other similar exchange, or any distribution to holders of shares or any transaction similar to the foregoing, the Board, without liability to any person, shall take such equitable actions as are appropriate in its reasonable judgment to preserve the economic rights of the Participant, whether by adjusting the terms of (including the Option Price of and/or the number of Shares underlying) the Option, the Plan Cap, the Available Number or such other means as the Board shall determine.

(b)                                 Change of Control. In the event of a Change of Control, (i) any outstanding Options then held by Participants which are unexercisable or otherwise unvested and subject solely to time-based vesting conditions shall automatically be deemed exercisable or otherwise vested upon the consummation of such Change of Control, and (ii) except as otherwise provided in the applicable Option Agreement, all outstanding Options shall terminate upon the consummation of the Change of Control unless provision is made in connection with such transaction (in the sole discretion of the Board or the parties to the Change of Control) for the assumption or continuation of such Options by, or the substitution for such Options with new awards of, the surviving, or successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, option and stock appreciation right exercise or base prices, and other terms of such new awards as the Board or the parties to the Change of Control shall agree. In the event that provision is made in writing as aforesaid in connection with a Change of Control, the Plan and the unexercised Options theretofore granted or the new awards substituted therefor shall continue in the manner and under the terms provided in such writing. Notwithstanding the foregoing, except as otherwise provided in the applicable Option Agreement, vested Options (including those Options that would become vested upon the consummation of the Change of Control) shall not be terminated upon the consummation of the Change of Control unless holders of affected Options are provided either (a) a period of at least fifteen (15) calendar days prior to the date of the consummation of the Change of Control to exercise the Options, or (b) payment (in cash or other consideration upon or following the consummation of the Change of Control, or, to the extent permitted by Section 409A of the Code, on a deferred basis, in each case as determined by the Board in its discretion) in respect of each Share covered by the Option being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid or distributed to shareholders in the Change of Control (the value of any non-cash consideration to be determined by the Board in good faith) over the Option Price of the Option. For the avoidance of doubt, if the amount determined pursuant to the foregoing is zero or less, the affected Option may be cancelled without any payment therefor.

8.                                      No Right to Employment or Options; No Obligation for Uniformity

The granting of an Option under the Plan shall impose no obligation on the Company or any Affiliate of the Company to continue the Employment of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

9.                                      Successors and Assigns

The rights and obligations under the Plan shall be binding on and inure to all predecessors, successors and permitted assigns of the Company and any Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

10.                               Nontransferability of Options

Unless otherwise determined by the Board, an Option shall not be transferable or assignable by the Participant other than (i) pursuant to a Permitted Transfer or (ii) by will or by the laws of descent and distribution. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

11.                               Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made without the consent of a Participant, if such action would diminish any of the rights of such Participant under any Option theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it reasonably deems necessary to comply with applicable law or to avoid the application of any tax penalty to any Option; provided further, however, that the Board may, with the consent of the CEO, make any amendment, alteration or discontinuation of the Plan or any Option Agreement without the consent of a Participant (even if such action would diminish any of the rights of such Participant under any Option theretofore granted to such Participant under the Plan) so long as any such amendment, alteration or discontinuation treats each similarly situated Participant in a materially similar manner.

12.                               Compliance with Law

No Options shall be granted under the Plan, and no Shares shall be issued and delivered upon exercise of an Option, unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other applicable requirements of law or of any regulatory agencies having jurisdiction.

The Board in its discretion may, as a condition to the exercise of any Option, require in the applicable Option Agreement each Participant (a) to represent in writing that the Shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Board to ensure compliance with all applicable requirements of law. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Option, except in compliance with all applicable federal and state securities laws.

13.                               International Participants

With respect to Options which may be subject to the laws of jurisdictions outside the United States of America, the Board may, in its sole discretion, amend the terms of the Plan or Options with respect to such Participants in order to conform such terms with the requirements of such local law.

14.                               Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

15.                               Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.